                                                                     EXHIBIT 2.5

                      AMENDMENT NO. 2 TO PURCHASE AGREEMENT


         THIS AMENDMENT NO. 2 TO PURCHASE AGREEMENT (this "Amendment") is made and entered into as of November 22, 2004 by and between CROWLEY MARINE SERVICES, INC., a Delaware corporation ("Purchaser"), and NORTHLAND FUEL LLC, a Delaware limited liability company ("Northland Fuel"), YUKON FUEL COMPANY, an Alaska corporation ("YFC"), and NORTHLAND VESSEL LEASING COMPANY LLC, a Delaware limited liability company ("NVLC"; collectively with Northland Fuel and YFC, "Sellers"). Purchaser and Sellers are sometimes referred to herein collectively as the "Parties" and individually as a "Party."


                                    RECITALS

         WHEREAS, Purchaser and Sellers are parties to a Purchase Agreement, dated as of July 9, 2004, as amended by Amendment No. 1 to Purchase Agreement, dated as of October 13, 2004 (the "Purchase Agreement"; terms defined in the Purchase Agreement and not otherwise defined herein are being used herein as therein defined), pursuant to which Purchaser will purchase from Sellers the fuel distribution business of Northland Fuel and its subsidiaries; and

         WHEREAS, Purchaser and Sellers have agreed, pursuant to Section 13.9 of the Purchase Agreement, to amend the Purchase Agreement on the terms provided herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

         Section 1. Amendment. The Purchase Agreement is hereby amended as follows:

         (a) Section 12.1(a)(viii) is hereby amended by replacing the date "November 19, 2004" with the date "January 14, 2005".

         Section 2. Effective Date; No Implied Amendments. Each of the Parties agrees that the amendment to the Purchase Agreement contained herein shall be effective upon execution of this Amendment by each Party. Except as specifically amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed. This Amendment shall not be deemed to constitute a waiver of, or consent to, or a modification or amendment of, any other provision of the Purchase Agreement except as expressly provided herein or to prejudice any other right or rights which any Party may now have or may have in the future under or in connection with the Purchase Agreement. This Amendment shall not constitute an agreement or obligation of any Party to consent to, waive, modify or amend any other term, condition, subsection or section of the Purchase Agreement.
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         Section 3. Benefit of the Agreement. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Amendment shall not be construed so as to confer any right, remedy or benefit upon any Person, other than the Parties and their respective successors and permitted assigns.

         Section 4. Headings. The headings used in this Amendment are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Amendment.

         Section 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

         Section 6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7. References to Agreement. On and after the date hereof, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Purchase Agreement shall mean the Purchase Agreement as amended by this Amendment.


                            [signature page follows]



                                       2
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 IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 to Purchase
Agreement as of the date first written above.


                                        CROWLEY MARINE SERVICES, INC.

                                        By: /s/ Bruce Love
                                            ---------------------------------
                                        Name: Bruce Love
                                            ---------------------------------
                                        Title: Corporate Secretary
                                            ---------------------------------


                                        NORTHLAND FUEL LLC

                                        By: /s/ Mark Smith
                                            ---------------------------------
                                        Name: Mark Smith
                                            ---------------------------------
                                        Title: V.P. - Assitant Sec.
                                            ---------------------------------


                                        YUKON FUEL COMPANY

                                        By: /s/ Mark Smith
                                            ---------------------------------
                                        Name: Mark Smith
                                            ---------------------------------
                                        Title: President
                                            ---------------------------------


                                        NORTHLAND VESSEL LEASING COMPANY LLC

                                        By: /s/ Mark Smith
                                            ---------------------------------
                                        Name: Mark Smith
                                            ---------------------------------
                                        Title: V.P. - Assistant Sec.
                                            ---------------------------------